                                                                   EXHIBIT 2.03

     Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Merger Agreement, as identified in the table of contents thereto, included in Appendix A to the Proxy Statement/Prospectus, have not been filed. The registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request; provided, however, the Registrant may request confidential treatment of any such omitted items.